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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place,	Houston,	Texas	77056
(Address of principal executive offices)			(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On October 6, 2025, Weatherford International Ltd. (the “Issuer”), a wholly owned subsidiary of Weatherford International plc (the “Weatherford”), issued $1,200 million in aggregate principal amount of 6.750% Senior Notes due 2033 (the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof (the “Notes Offering”). The Notes were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Issuer intends to use the proceeds from the Notes Offering, together with cash on hand, to (i) fund its previously announced tender offer (the “Tender Offer”) for up to $1,300 million of its 8.625% Senior Unsecured Notes due 2030 (the “2030 Notes”) and (ii) pay accrued and unpaid interest on the 2030 Notes as well as pay related transaction fees and expenses.
The Notes were issued pursuant to a separate indenture (the “Indenture”), by and among the Issuer, Weatherford, as guarantor, and UMB Bank, N.A., as trustee. The Notes are senior unsecured obligations of the Issuer and are unconditionally guaranteed on an unsecured basis by Weatherford and certain of Weatherford’s restricted subsidiaries.
The Notes bear interest at a rate of 6.750% per annum. Interest on the Notes accrues from October 6, 2025 and is payable in arrears on April 15 and October 15 of each year, commencing on April 15, 2026. The Notes mature on October 15, 2033 unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture. The Issuer may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If the Issuer experiences specific kinds of changes in control, then the Issuer must offer to repurchase the Notes on the terms set forth in the Indenture. The Indenture limits, among other things, Weatherford’s ability and the ability of its restricted subsidiaries to (i) grant or incur liens, (ii) enter into sale and lease-back transactions and (iii) engage in a merger or consolidation. The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of October 6, 2025, by and among Weatherford International Ltd., as issuer, UMB Bank, N.A., as trustee, and the Guarantors party thereto.
4.2	Form of 6.750% Senior Notes due 2033 (included as Exhibit A to Exhibit 4.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: October 6, 2025	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer
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